CERTIFICATE OF MERGER

                                       OF

                              DIOMED HOLDINGS, INC.

                                       AND

                        DIOMED HOLDINGS (DELAWARE), INC.

It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

          (i) Diomed Holdings, Inc., which is incorporated under the laws of the State of Nevada; and

          (ii) Diomed Holdings (Delaware), Inc., which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by Diomed Holdings, Inc., in accordance with the laws of the State of its incorporation and by Diomed Holdings (Delaware), Inc., in the same manner as is provided in Section 251 of the Delaware General Corporation Law.

     3. The name of the surviving corporation in the merger herein certified is Diomed Holdings (Delaware), Inc., which will continue its existence as said surviving corporation under the name Diomed Holdings, Inc. upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

     4. The Certificate of Incorporation of Diomed Holdings (Delaware), Inc., is to be amended and changed by reason of the merger herein certified by striking out article First thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following article:

          "FIRST. The name of the corporation (hereinafter the "Corporation") is Diomed Holdings, Inc."

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is 1 Dundee Park, Andover, MA 01810.

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital stock of Diomed Holdings, Inc. consists of shares of 100,000,000 shares, of which 80,000,000 are shares of common stock, par value $0.001 per share, and 20,000,000 are shares of preferred stock, par value $0.001 per share.

Executed on this the 13th day of May, 2002.

                                             DIOMED HOLDINGS (DELAWARE), INC.


                                             By: /s/ LISA BRUNEAU
                                                -------------------------------
                                                Lisa Bruneau, Secretary



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